Exhibit 23.1

CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-108144) and Form S-8 (Nos. 333-104307 and 333-64932) of Commerce One, Inc. of our report dated February 5, 2004, except for the 4th paragraph of Note 1 and Note 16, which are as of March 14, 2004, relating to the consolidated financial statements and financial statement schedule of Commerce One, Inc. included in this Annual Report on Form 10-K.

San Francisco, California
March 18, 2004

/s/ BDO Seidman, LLP